BlackRock Multi-State Municipal Series Trust (the “Registrant”)
BlackRock New York Municipal Opportunities Fund

77Q1(a):

Copies of any material amendments to the Registrant’s charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certificate of Amendment to Establishment and Designation of Series, dated February 10, 2015, and filed with the Secretary of the Commonwealth of Massachusetts and the Clerk of the City of Boston.

14963403.2

Exhibit 77Q1(a)

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST

Certificate of Amendment to Establishment and Designation of Series

WHEREAS, Merrill Lynch New York Municipal Bond Fund (the “Fund”) was established and designated as of September 17, 1985 as a series of BlackRock Multi-State Municipal Series Trust (the “Trust”), a Massachusetts business trust, under Section 6.2 of the Trust’s Declaration of Trust dated as of August 2, 1985, as amended (the “Declaration”);

WHEREAS, the Fund’s name was changed to BlackRock New York Municipal Bond Fund effective as of October 2, 2006;

NOW THEREFORE, the Trustees of the Trust, acting pursuant to Section 1.1 of the Declaration, do hereby change the name of the Fund to BlackRock New York Municipal Opportunities Fund effective as of the 18th day of February, 2015.

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Certificate as of this 10th day of February, 2015.

Signature Page Follows

14963403.2

Signature	Address

/s/ John M. Perlowski	55 East 52nd Street, New York, NY 10055
(JOHN M. PERLOWSKI, AS TRUSTEE)

/s/ James H. Bodurtha	55 East 52nd Street, New York, NY 10055
(JAMES H. BODURTHA, AS TRUSTEE)

/s/ Bruce R. Bond	55 East 52nd Street, New York, NY 10055
(BRUCE R. BOND, AS TRUSTEE)

/s/ Donald W. Burton	55 East 52nd Street, New York, NY 10055
(DONALD W. BURTON, AS TRUSTEE)

/s/ Stuart E. Eizenstat	55 East 52nd Street, New York, NY 10055
(STUART E. EIZENSTAT, AS TRUSTEE)

/s/ Kenneth A. Froot	55 East 52nd Street, New York, NY 10055
(KENNETH A. FROOT, AS TRUSTEE)

/s/ Robert M. Hernandez	55 East 52nd Street, New York, NY 10055
(ROBERT M. HERNANDEZ, AS TRUSTEE)

/s/ John F. O’Brien	55 East 52nd Street, New York, NY 10055
(JOHN F. O’BRIEN, AS TRUSTEE)

/s/ Roberta Cooper Ramo	55 East 52nd Street, New York, NY 10055
(ROBERTA COOPER RAMO, AS TRUSTEE)

/s/ David H. Walsh	55 East 52nd Street, New York, NY 10055
(DAVID H. WALSH, AS TRUSTEE)

/s/ Fred G. Weiss	55 East 52nd Street, New York, NY 10055
(FRED G. WEISS, AS TRUSTEE)

/s/ Henry Gabbay	55 East 52nd Street, New York, NY 10055
(HENRY GABBAY, AS TRUSTEE)

The Declaration is on file with the office of the Secretary of the Commonwealth of Massachusetts, and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust Property only shall be liable.